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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of The RiceX Company and Subsidiary of our report dated February 23, 2001 incorporated by reference in the Annual Report on Form 10-KSB of The RiceX Company and Subsidiary for the year ended December 31, 2000.

/s/ Moss Adams LLP

Stockton, California
July 31, 2001

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  EXHIBIT 23.1